
<ARTICLE> 5
<LEGEND>
This financial data schedule is restated to reflect the discontinuation of certain businesses.
</LEGEND>
<RESTATED>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          DEC-31-1998
<PERIOD-END>                               MAR-31-1998
<CASH>                                          25,296
<SECURITIES>                                    12,440
<RECEIVABLES>                                  223,689
<ALLOWANCES>                                     9,802
<INVENTORY>                                    261,308
<CURRENT-ASSETS>                               538,234
<PP&E>                                         243,989
<DEPRECIATION>                                 116,187
<TOTAL-ASSETS>                                 943,599<F1>
<CURRENT-LIABILITIES>                          261,321
<BONDS>                                         94,970
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                        21,034
<OTHER-SE>                                     459,476
<TOTAL-LIABILITY-AND-EQUITY>                   943,599
<SALES>                                        304,139
<TOTAL-REVENUES>                               304,139
<CGS>                                          192,332
<TOTAL-COSTS>                                  192,332
<OTHER-EXPENSES>                                10,282
<LOSS-PROVISION>                                   783
<INTEREST-EXPENSE>                               3,501
<INCOME-PRETAX>                               (16,841)
<INCOME-TAX>                                   (6,498)
<INCOME-CONTINUING>                           (10,343)<F2>
<DISCONTINUED>                                   2,348
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                   (7,995)
<EPS-PRIMARY>                                    (.38)
<EPS-DILUTED>                                    (.38)

<F1>Included in total assets is an investment in discontinued operations of
$62,074
<F2>Excluding a net after-tax charge of $26.9 million ($1.27 per diluted share)
from patent litigation and an after-tax gain of $4.2 million ($.20 per diluted share) from a divestiture by Cylink Corporation, a 29 percent owned affiliate of the Company, income from continuing operations would have been $6.7 million ($.55 per diluted share).



